News Release

Trustmark Corporation Announces Third Quarter 2015 Financial Results

JACKSON, Miss. – October 27, 2015 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $28.4 million in the third quarter of 2015, which represented diluted earnings per share of $0.42.  Trustmark’s performance during the third quarter of 2015 produced a return on average tangible equity of 10.96% and a return on average assets of 0.92%.  During the first nine months of 2015, Trustmark’s net income totaled $88.2 million, which represented diluted earnings per share of $1.30.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2015, to shareholders of record on December 1, 2015.

Third Quarter Highlights
●	Loans held for investment increased $344.6 million, or 5.3%, from the prior quarter and $458.0 million, or 7.2%, from the comparable period one year earlier
●	Credit quality remained solid; continued reduction in nonperforming assets
●	Revenue remained stable from the prior quarter at $143.6 million; growth in earning assets partially offset pressures of low interest rate environment
●	Noninterest income totaled $46.0 million for the third quarter; insurance commissions up 5.4% and 7.2% linked quarter and year-over-year, respectively

Gerard R. Host, President and CEO, stated, “Reflecting the strength of our diverse five-state franchise, legacy loan growth in the third quarter totaled approximately $345 million, a 5.3% increase from the prior quarter.  We also continued to maintain and expand customer relationships in our other lines of business, as evidenced by strength in insurance commissions and mortgage loan production volumes.  Routine noninterest expense remained well controlled and credit quality remained solid.  Earlier this year, we launched our new consumer mobile banking service, myTrustmark℠, which has been very well received.  We remained excited about the opportunities this platform, in addition to others, may present for our franchise.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management
●	Solid legacy loan growth in Mississippi, Alabama, Texas and Tennessee during the third quarter
●	Total loans (acquired and held for investment) expanded $297.3 million, or 4.3%, from the prior quarter; average earning assets increased $209.1 million, or 2.0%, linked quarter
●	Capital base provides opportunity to support additional growth

Loans held for investment totaled $6.8 billion at September 30, 2015, an increase of 5.3% from the prior quarter and 7.2% from the same period one year earlier.  Relative to the prior quarter, loans to state and other political subdivisions increased $103.3 million, led by growth in Mississippi and Texas.  Construction, land development and other land loans increased $103.0 million, driven by growth in construction loans.  Other loans, which include loans to nonprofits and real estate investment trusts, increased $59.8 million, as growth in Mississippi, Texas and Alabama, more than offset declines in Florida and Tennessee.  Commercial and industrial loans increased $50.6 million, primarily reflecting growth in Tennessee and Florida, while loans secured by nonfarm, nonresidential real estate increased $37.4 million, principally because of growth in Alabama.

Acquired loans totaled $419.2 million at September 30, 2015, down $47.2 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.2 billion at September 30, 2015, up $297.3 million, or 4.3%, from the prior quarter.

End of period deposits totaled $9.4 billion, a linked-quarter decrease of $379.8 million that primarily reflects a seasonal reduction in public fund balances.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60.0% of deposits in checking accounts and a total cost of deposits of 0.13%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.26% for the third quarter of 2015.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At September 30, 2015, Trustmark’s tangible equity to tangible assets ratio was 9.01%, while its total risk-based capital ratio was 14.66%.  Tangible book value per share was $16.00 at September 30, 2015, up 6.4% year-over-year.

Credit Quality
●	Continued improvement in criticized and classified loan balances
●	Nonperforming assets declined 8.9% linked quarter and 21.7% year-over-year
●	Allowance for loan losses represented 206.72% of nonperforming loans, excluding impaired loans

Levels of criticized and classified loan balances continued to reflect steady improvement. Relative to the prior quarter, criticized and classified loan balances declined by 1.5% and 9.9%, respectively.  Compared to levels one year earlier, criticized and classified loan balances declined 22.0% and 20.3%, respectively.

At September 30, 2015, nonperforming loans totaled $61.1 million, a decline of 10.7% from the prior quarter and 30.8% from the prior year. Other real estate totaled $84.0 million, down 7.5% linked quarter and 13.5% year-over-year.  Collectively, nonperforming assets totaled $145.1 million, a decrease of $14.1 million, or 8.9%, from the prior quarter and $40.3 million, or 21.7%, from levels one year earlier.

Allocation of Trustmark's $65.6 million allowance for loan losses represented 1.07% of commercial loans and 0.67% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.97% at September 30, 2015, representing a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 206.72% of nonperforming loans, excluding impaired loans at September 30, 2015.

All of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
●	Net interest income (FTE) remained stable relative to the prior quarter at $101.7 million
●	Noninterest income increased 0.9% from the prior quarter and 7.2% from levels one year earlier
●	Mortgage loan production volumes continued to remain strong at $420.4 million, up 0.8% linked quarter and 21.7% year-over-year

Revenue in the third quarter totaled $143.6 million and remained stable from the prior quarter.  Net interest income (FTE) in the third quarter totaled $101.7 million, reflecting a net interest margin of 3.72%.  Relative to the prior quarter, decreased interest income on the acquired loan portfolio was more than offset by increased interest income on the loans held for investment and held for sale portfolios, as well as the securities portfolio.  The yield on acquired loans in the third quarter totaled 10.46% and included recoveries from settlement of debt of $4.8 million, which represented approximately 4.29% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin in the third quarter totaled 3.43%, down from 3.49% in the prior quarter.

Noninterest income totaled $46.0 million in the third quarter, an increase of 0.9% from the prior quarter and 7.2% from levels one year earlier.  Service charges on deposit accounts increased 4.0% linked quarter, while bank card and other fees decreased 6.1% from the prior quarter, reflecting  lower fees on interest rate swaps for commercial loan customers.  Other income, net improved $1.9 million linked quarter, driven primarily by FDIC indemnification asset write-downs that occurred during the second quarter of 2015.

Insurance revenue in the third quarter totaled $9.9 million, an increase of 5.4% from the prior quarter and 7.2% from levels one year earlier.  The solid performance this quarter was due to continued growth in the commercial property and casualty line of business as well as seasonal factors.  Wealth management revenue remained stable relative to the prior quarter at $7.8 million, reflecting expanded trust management and annuity income, but partially offset by lower brokerage activity.

Mortgage banking revenue in the third quarter totaled $7.4 million, down from the prior quarter, but up from levels one year earlier.  The decrease in mortgage revenue from the prior quarter primarily reflects a decreased benefit from the mortgage servicing hedge ineffectiveness as well as tightening secondary marketing spreads.  Mortgage loan production in the third quarter remained solid at $420.4 million, up 0.8% from the prior quarter and 21.7% from levels one year earlier.

Noninterest Expense
●	Routine noninterest expense remained well controlled at $98.2 million, up 0.9% from the prior quarter
●	Continued optimization of retail delivery channels with successful adoption of new consumer mobile banking platform, myTrustmark℠, and realignment of branch network

Excluding ORE expense and intangible amortization of $5.3 million, routine noninterest expense totaled $98.2 million, an increase of $847 thousand, or 0.9%, from comparable expenses in the prior quarter.  Salaries and benefits totaled $58.3 million in the third quarter, up 1.5% on a linked-quarter basis; the quarter-over-quarter increase primarily reflects increased commissions from seasonal insurance renewals and expanded mortgage loan production.  Services and fees decreased 2.1% from the prior quarter, primarily because of lower data processing expense and third-party consulting fees.  ORE and foreclosure expense increased $2.5 million from both the prior quarter and the same quarter one year earlier.  Other expense increased marginally relative to the prior quarter principally because of higher loan expense.

As banking continues to evolve as something customers will do, not necessarily some place they will go, Trustmark has made investments in mobile banking products to ensure it continues to meet the evolving wants and needs of its customers.  In the second quarter of 2015, Trustmark successfully introduced its new consumer mobile banking service, myTrustmark℠, which currently features account monitoring, funds transfer and bill pay capabilities. These capabilities, in addition to planned additions, aim to enhance the Trustmark banking experience, allowing customers to bank when and where they want.

During the third quarter, Trustmark continued the optimization of its retail delivery channels, consolidating two offices in Florida and Texas, and reallocating a portion of those resources into a new office in Gulfport, Mississippi.  Year-to-date, Trustmark has consolidated eight offices and opened three new offices.  Trustmark is committed to developing and maintaining relationships, while supporting investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 28, 2015, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, November 11, 2015, in archived format at the same web address or by calling (877) 344-7529, passcode 10072410.

Trustmark Corporation is a financial services company providing banking and financial solutions through 200 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2015	6/30/2015	9/30/2014	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,269,763	$2,255,485	$2,202,020	$14,278	0.6%	$67,743	3.1%
Securities AFS-nontaxable	116,290	120,330	131,305	(4,040)	-3.4%	(15,015)	-11.4%
Securities HTM-taxable	1,151,673	1,143,273	1,126,309	8,400	0.7%	25,364	2.3%
Securities HTM-nontaxable	36,278	38,173	43,114	(1,895)	-5.0%	(6,836)	-15.9%
Total securities	3,574,004	3,557,261	3,502,748	16,743	0.5%	71,256	2.0%
Loans (including loans held for sale)	6,771,947	6,554,739	6,387,251	217,208	3.3%	384,696	6.0%
Acquired loans:
Noncovered loans	421,262	462,418	585,675	(41,156)	-8.9%	(164,413)	-28.1%
Covered loans	18,982	20,574	28,971	(1,592)	-7.7%	(9,989)	-34.5%
Fed funds sold and rev repos	1,167	557	4,228	610	n/m	(3,061)	-72.4%
Other earning assets	58,534	41,242	41,871	17,292	41.9%	16,663	39.8%
Total earning assets	10,845,896	10,636,791	10,550,744	209,105	2.0%	295,152	2.8%
Allowance for loan losses	(84,482)	(84,331)	(78,227)	(151)	0.2%	(6,255)	8.0%
Cash and due from banks	266,174	272,292	272,925	(6,118)	-2.2%	(6,751)	-2.5%
Other assets	1,286,189	1,288,507	1,345,771	(2,318)	-0.2%	(59,582)	-4.4%
Total assets	$12,313,777	$12,113,259	$12,091,213	$200,518	1.7%	$222,564	1.8%

Interest-bearing demand deposits	$1,915,567	$1,924,447	$1,808,710	$(8,880)	-0.5%	$106,857	5.9%
Savings deposits	3,059,183	3,226,380	3,050,743	(167,197)	-5.2%	8,440	0.3%
Time deposits less than $100,000	1,072,373	1,101,477	1,187,794	(29,104)	-2.6%	(115,421)	-9.7%
Time deposits of $100,000 or more	712,910	751,129	874,333	(38,219)	-5.1%	(161,423)	-18.5%
Total interest-bearing deposits	6,760,033	7,003,433	6,921,580	(243,400)	-3.5%	(161,547)	-2.3%
Fed funds purchased and repos	528,232	497,606	540,870	30,626	6.2%	(12,638)	-2.3%
Short-term borrowings	534,931	128,761	181,114	406,170	n/m	353,817	n/m
Long-term FHLB advances	1,195	1,213	8,050	(18)	-1.5%	(6,855)	-85.2%
Subordinated notes	49,955	49,947	49,923	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,936,202	7,742,816	7,763,393	193,386	2.5%	172,809	2.2%
Noninterest-bearing deposits	2,771,186	2,772,741	2,774,745	(1,555)	-0.1%	(3,559)	-0.1%
Other liabilities	137,134	143,201	140,218	(6,067)	-4.2%	(3,084)	-2.2%
Total liabilities	10,844,522	10,658,758	10,678,356	185,764	1.7%	166,166	1.6%
Shareholders' equity	1,469,255	1,454,501	1,412,857	14,754	1.0%	56,398	4.0%
Total liabilities and equity	$12,313,777	$12,113,259	$12,091,213	$200,518	1.7%	$222,564	1.8%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2015	6/30/2015	9/30/2014	$ Change	% Change	$ Change	% Change
Cash and due from banks	$220,052	$255,050	$237,497	$(34,998)	-13.7%	$(17,445)	-7.3%
Fed funds sold and rev repos	-	-	4,013	-	n/m	(4,013)	-100.0%
Securities available for sale	2,382,822	2,446,383	2,363,895	(63,561)	-2.6%	18,927	0.8%
Securities held to maturity	1,178,440	1,190,161	1,169,640	(11,721)	-1.0%	8,800	0.8%
Loans held for sale (LHFS)	173,679	147,539	135,562	26,140	17.7%	38,117	28.1%
Loans held for investment (LHFI)	6,791,643	6,447,073	6,333,651	344,570	5.3%	457,992	7.2%
Allowance for loan losses	(65,607)	(71,166)	(70,134)	5,559	-7.8%	4,527	-6.5%
Net LHFI	6,726,036	6,375,907	6,263,517	350,129	5.5%	462,519	7.4%
Acquired loans:
Noncovered loans	400,528	447,160	564,542	(46,632)	-10.4%	(164,014)	-29.1%
Covered loans	18,645	19,239	27,607	(594)	-3.1%	(8,962)	-32.5%
Allowance for loan losses, acquired loans	(12,185)	(12,629)	(11,949)	444	-3.5%	(236)	2.0%
Net acquired loans	406,988	453,770	580,200	(46,782)	-10.3%	(173,212)	-29.9%
Net LHFI and acquired loans	7,133,024	6,829,677	6,843,717	303,347	4.4%	289,307	4.2%
Premises and equipment, net	196,558	196,220	200,474	338	0.2%	(3,916)	-2.0%
Mortgage servicing rights	69,809	71,422	67,090	(1,613)	-2.3%	2,719	4.1%
Goodwill	365,500	365,500	365,500	-	0.0%	-	0.0%
Identifiable intangible assets	30,129	32,042	35,357	(1,913)	-6.0%	(5,228)	-14.8%
Other real estate, excluding covered other real estate	83,955	90,748	97,037	(6,793)	-7.5%	(13,082)	-13.5%
Covered other real estate	2,865	3,755	4,146	(890)	-23.7%	(1,281)	-30.9%
FDIC indemnification asset	1,749	2,632	8,154	(883)	-33.5%	(6,405)	-78.6%
Other assets	551,694	551,319	564,234	375	0.1%	(12,540)	-2.2%
Total assets	$12,390,276	$12,182,448	$12,096,316	$207,828	1.7%	$293,960	2.4%

Deposits:
Noninterest-bearing	$2,787,454	$2,819,171	$2,723,480	$(31,717)	-1.1%	$63,974	2.3%
Interest-bearing	6,624,950	6,973,003	6,789,745	(348,053)	-5.0%	(164,795)	-2.4%
Total deposits	9,412,404	9,792,174	9,513,225	(379,770)	-3.9%	(100,821)	-1.1%
Fed funds purchased and repos	534,204	477,462	607,851	56,742	11.9%	(73,647)	-12.1%
Short-term borrowings	709,845	201,744	316,666	508,101	n/m	393,179	n/m
Long-term FHLB advances	1,173	1,204	8,003	(31)	-2.6%	(6,830)	-85.3%
Subordinated notes	49,961	49,953	49,928	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	144,077	147,646	123,689	(3,569)	-2.4%	20,388	16.5%
Total liabilities	10,913,520	10,732,039	10,681,218	181,481	1.7%	232,302	2.2%
Common stock	14,076	14,076	14,051	-	0.0%	25	0.2%
Capital surplus	360,494	359,533	354,251	961	0.3%	6,243	1.8%
Retained earnings	1,130,766	1,117,993	1,081,161	12,773	1.1%	49,605	4.6%
Accum other comprehensive
loss, net of tax	(28,580)	(41,193)	(34,365)	12,613	-30.6%	5,785	-16.8%
Total shareholders' equity	1,476,756	1,450,409	1,415,098	26,347	1.8%	61,658	4.4%
Total liabilities and equity	$12,390,276	$12,182,448	$12,096,316	$207,828	1.7%	$293,960	2.4%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2015	6/30/2015	9/30/2014	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$72,951	$71,546	$70,197	$1,405	2.0%	$2,754	3.9%
Interest and fees on acquired loans	11,607	12,557	23,200	(950)	-7.6%	(11,593)	-50.0%
Interest on securities-taxable	20,264	19,731	19,712	533	2.7%	552	2.8%
Interest on securities-tax exempt-FTE	1,609	1,688	1,845	(79)	-4.7%	(236)	-12.8%
Interest on fed funds sold and rev repos	2	2	9	-	0.0%	(7)	-77.8%
Other interest income	392	392	386	-	0.0%	6	1.6%
Total interest income-FTE	106,825	105,916	115,349	909	0.9%	(8,524)	-7.4%
Interest on deposits	3,147	3,204	3,606	(57)	-1.8%	(459)	-12.7%
Interest on fed funds pch and repos	205	179	180	26	14.5%	25	13.9%
Other interest expense	1,811	1,614	1,425	197	12.2%	386	27.1%
Total interest expense	5,163	4,997	5,211	166	3.3%	(48)	-0.9%
Net interest income-FTE	101,662	100,919	110,138	743	0.7%	(8,476)	-7.7%
Provision for loan losses, LHFI	2,514	1,033	3,058	1,481	n/m	(544)	-17.8%
Provision for loan losses, acquired loans	1,256	825	1,145	431	52.2%	111	9.7%
Net interest income after provision-FTE	97,892	99,061	105,935	(1,169)	-1.2%	(8,043)	-7.6%
Service charges on deposit accounts	12,400	11,920	12,743	480	4.0%	(343)	-2.7%
Insurance commissions	9,906	9,401	9,240	505	5.4%	666	7.2%
Wealth management	7,790	7,758	8,038	32	0.4%	(248)	-3.1%
Bank card and other fees	6,964	7,416	7,279	(452)	-6.1%	(315)	-4.3%
Mortgage banking, net	7,443	9,481	5,842	(2,038)	-21.5%	1,601	27.4%
Other, net	1,470	(433)	(160)	1,903	n/m	1,630	n/m
Nonint inc-excl sec gains (losses), net	45,973	45,543	42,982	430	0.9%	2,991	7.0%
Security gains (losses), net	-	-	(89)	-	n/m	89	-100.0%
Total noninterest income	45,973	45,543	42,893	430	0.9%	3,080	7.2%
Salaries and employee benefits	58,270	57,393	56,675	877	1.5%	1,595	2.8%
Services and fees	14,691	15,005	14,489	(314)	-2.1%	202	1.4%
Net occupancy-premises	6,580	6,243	6,817	337	5.4%	(237)	-3.5%
Equipment expense	5,877	5,903	5,675	(26)	-0.4%	202	3.6%
FDIC assessment expense	2,559	2,615	2,644	(56)	-2.1%	(85)	-3.2%
ORE/Foreclosure expense	3,385	921	930	2,464	n/m	2,455	n/m
Other expense	12,198	12,186	12,964	12	0.1%	(766)	-5.9%
Total noninterest expense	103,560	100,266	100,194	3,294	3.3%	3,366	3.4%
Income before income taxes and tax eq adj	40,305	44,338	48,634	(4,033)	-9.1%	(8,329)	-17.1%
Tax equivalent adjustment	4,056	3,970	3,909	86	2.2%	147	3.8%
Income before income taxes	36,249	40,368	44,725	(4,119)	-10.2%	(8,476)	-19.0%
Income taxes	7,819	9,766	11,136	(1,947)	-19.9%	(3,317)	-29.8%
Net income	$28,430	$30,602	$33,589	$(2,172)	-7.1%	$(5,159)	-15.4%

Per share data
Earnings per share - basic	$0.42	$0.45	$0.50	$(0.03)	-6.7%	$(0.08)	-16.0%

Earnings per share - diluted	$0.42	$0.45	$0.50	$(0.03)	-6.7%	$(0.08)	-16.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,557,395	67,556,825	67,439,788

Diluted	67,707,456	67,685,449	67,608,612

Period end shares outstanding	67,557,395	67,557,395	67,439,788

OTHER FINANCIAL DATA
Return on equity	7.68%	8.44%	9.43%
Return on average tangible equity	10.96%	12.05%	13.70%
Return on assets	0.92%	1.01%	1.10%
Interest margin - Yield - FTE	3.91%	3.99%	4.34%
Interest margin - Cost	0.19%	0.19%	0.20%
Net interest margin - FTE	3.72%	3.81%	4.14%
Efficiency ratio (1)	67.87%	66.00%	62.80%
Full-time equivalent employees	2,963	2,989	3,067

STOCK PERFORMANCE
Market value-Close	$23.17	$24.98	$23.04
Book value	$21.86	$21.47	$20.98
Tangible book value	$16.00	$15.58	$15.04

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2015	6/30/2015	9/30/2014	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,306	$713	$852	$593	83.2%	$454	53.3%
Florida	7,444	7,892	10,986	(448)	-5.7%	(3,542)	-32.2%
Mississippi (2)	44,955	52,051	65,751	(7,096)	-13.6%	(20,796)	-31.6%
Tennessee (3)	4,911	5,468	5,901	(557)	-10.2%	(990)	-16.8%
Texas	2,515	2,314	4,824	201	8.7%	(2,309)	-47.9%
Total nonaccrual loans	61,131	68,438	88,314	(7,307)	-10.7%	(27,183)	-30.8%
Other real estate
Alabama	23,822	21,849	24,256	1,973	9.0%	(434)	-1.8%
Florida	30,374	31,059	36,608	(685)	-2.2%	(6,234)	-17.0%
Mississippi (2)	13,180	14,094	16,419	(914)	-6.5%	(3,239)	-19.7%
Tennessee (3)	9,840	9,707	11,347	133	1.4%	(1,507)	-13.3%
Texas	6,739	14,039	8,407	(7,300)	-52.0%	(1,668)	-19.8%
Total other real estate	83,955	90,748	97,037	(6,793)	-7.5%	(13,082)	-13.5%
Total nonperforming assets	$145,086	$159,186	$185,351	$(14,100)	-8.9%	$(40,265)	-21.7%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$9,224	$1,771	$3,839	$7,453	n/m	$5,385	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$15,165	$11,987	$24,979	$3,178	26.5%	$(9,814)	-39.3%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2015	6/30/2015	9/30/2014	$ Change	% Change	$ Change	% Change
Beginning Balance	$71,166	$71,321	$66,648	$(155)	-0.2%	$4,518	6.8%
Provision for loan losses	2,514	1,033	3,058	1,481	n/m	(544)	-17.8%
Charge-offs	(11,406)	(4,278)	(3,216)	(7,128)	n/m	(8,190)	n/m
Recoveries	3,333	3,090	3,644	243	7.9%	(311)	-8.5%
Net (charge-offs) recoveries	(8,073)	(1,188)	428	(6,885)	n/m	(8,501)	n/m
Ending Balance	$65,607	$71,166	$70,134	$(5,559)	-7.8%	$(4,527)	-6.5%

PROVISION FOR LOAN LOSSES (4)
Alabama	$(70)	$623	$1,093	$(693)	n/m	$(1,163)	n/m
Florida	(1,430)	(1,168)	(147)	(262)	22.4%	(1,283)	n/m
Mississippi (2)	4,221	2,046	4,679	2,175	n/m	(458)	-9.8%
Tennessee (3)	(1,050)	(483)	244	(567)	n/m	(1,294)	n/m
Texas	843	15	(2,811)	828	n/m	3,654	n/m
Total provision for loan losses	$2,514	$1,033	$3,058	$1,481	n/m	$(544)	-17.8%

NET CHARGE-OFFS (4)
Alabama	$163	$216	$172	$(53)	-24.5%	$(9)	-5.2%
Florida	(1,090)	539	(89)	(1,629)	n/m	(1,001)	n/m
Mississippi (2)	7,391	1,028	462	6,363	n/m	6,929	n/m
Tennessee (3)	448	105	48	343	n/m	400	n/m
Texas	1,161	(700)	(1,021)	1,861	n/m	2,182	n/m
Total net charge-offs (recoveries)	$8,073	$1,188	$(428)	$6,885	n/m	$8,501	n/m

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.47%	0.07%	-0.03%
Provision for loan losses/average loans	0.15%	0.06%	0.19%
Nonperforming loans/total loans (incl LHFS)	0.88%	1.04%	1.37%
Nonperforming assets/total loans (incl LHFS)	2.08%	2.41%	2.87%
Nonperforming assets/total loans (incl LHFS) +ORE	2.06%	2.38%	2.82%
ALL/total loans (excl LHFS)	0.97%	1.10%	1.11%
ALL-commercial/total commercial loans	1.07%	1.30%	1.26%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.59%	0.69%
ALL/nonperforming loans	107.32%	103.99%	79.41%
ALL/nonperforming loans -
(excl impaired loans)	206.72%	192.60%	178.81%

CAPITAL RATIOS
Total equity/total assets	11.92%	11.91%	11.70%
Tangible equity/tangible assets	9.01%	8.93%	8.67%
Tangible equity/risk-weighted assets	12.24%	12.34%	12.24%
Tier 1 leverage ratio	10.09%	10.14%	9.54%
Tier 1 common risk-based capital ratio - BASEL I	-	-	12.74%
Common equity tier 1 capital ratio - BASEL III	13.00%	13.28%	-
Tier 1 risk-based capital ratio	13.66%	13.97%	13.47%
Total risk-based capital ratio	14.66%	15.07%	14.70%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Securities AFS-taxable	$2,269,763	$2,255,485	$2,190,344	$2,204,361	$2,202,020	$2,238,822	$2,181,495
Securities AFS-nontaxable	116,290	120,330	127,623	129,403	131,305	121,373	138,934
Securities HTM-taxable	1,151,673	1,143,273	1,119,979	1,117,989	1,126,309	1,138,424	1,121,862
Securities HTM-nontaxable	36,278	38,173	41,405	42,040	43,114	38,600	39,279
Total securities	3,574,004	3,557,261	3,479,351	3,493,793	3,502,748	3,537,219	3,481,570
Loans (including loans held for sale)	6,771,947	6,554,739	6,561,430	6,494,369	6,387,251	6,630,143	6,167,850
Acquired loans:
Noncovered loans	421,262	462,418	502,534	544,260	585,675	461,774	666,769
Covered loans	18,982	20,574	23,593	27,039	28,971	21,033	31,282
Fed funds sold and rev repos	1,167	557	217	1,269	4,228	650	4,437
Other earning assets	58,534	41,242	46,368	48,224	41,871	48,759	38,335
Total earning assets	10,845,896	10,636,791	10,613,493	10,608,954	10,550,744	10,699,578	10,390,243
Allowance for loan losses	(84,482)	(84,331)	(81,993)	(82,851)	(78,227)	(83,611)	(78,533)
Cash and due from banks	266,174	272,292	290,251	284,754	272,925	276,151	327,657
Other assets	1,286,189	1,288,507	1,303,552	1,317,217	1,345,771	1,292,685	1,354,948
Total assets	$12,313,777	$12,113,259	$12,125,303	$12,128,074	$12,091,213	$12,184,803	$11,994,315

Interest-bearing demand deposits	$1,915,567	$1,924,447	$1,847,374	$1,815,999	$1,808,710	$1,896,046	$1,844,741
Savings deposits	3,059,183	3,226,380	3,252,586	2,963,771	3,050,743	3,178,675	3,167,637
Time deposits less than $100,000	1,072,373	1,101,477	1,139,912	1,152,622	1,187,794	1,104,339	1,230,997
Time deposits of $100,000 or more	712,910	751,129	785,715	838,309	874,333	749,651	910,857
Total interest-bearing deposits	6,760,033	7,003,433	7,025,587	6,770,701	6,921,580	6,928,711	7,154,232
Fed funds purchased and repos	528,232	497,606	421,206	526,482	540,870	482,740	404,604
Short-term borrowings	534,931	128,761	256,714	385,841	181,114	307,821	102,288
Long-term FHLB advances	1,195	1,213	1,243	2,652	8,050	1,217	8,248
Subordinated notes	49,955	49,947	49,939	49,931	49,923	49,947	49,915
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	7,936,202	7,742,816	7,816,545	7,797,463	7,763,393	7,832,292	7,781,143
Noninterest-bearing deposits	2,771,186	2,772,741	2,741,945	2,762,332	2,774,745	2,762,064	2,694,673
Other liabilities	137,134	143,201	129,844	146,011	140,218	136,754	127,414
Total liabilities	10,844,522	10,658,758	10,688,334	10,705,806	10,678,356	10,731,110	10,603,230
Shareholders' equity	1,469,255	1,454,501	1,436,969	1,422,268	1,412,857	1,453,693	1,391,085
Total liabilities and equity	$12,313,777	$12,113,259	$12,125,303	$12,128,074	$12,091,213	$12,184,803	$11,994,315

PERIOD END BALANCES	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Cash and due from banks	$220,052	$255,050	$335,244	$315,973	$237,497
Fed funds sold and rev repos	-	-	-	1,885	4,013
Securities available for sale	2,382,822	2,446,383	2,381,459	2,374,567	2,363,895
Securities held to maturity	1,178,440	1,190,161	1,184,554	1,170,685	1,169,640
Loans held for sale (LHFS)	173,679	147,539	150,365	132,196	135,562
Loans held for investment (LHFI)	6,791,643	6,447,073	6,413,876	6,449,469	6,333,651
Allowance for loan losses	(65,607)	(71,166)	(71,321)	(69,616)	(70,134)
Net LHFI	6,726,036	6,375,907	6,342,555	6,379,853	6,263,517
Acquired loans:
Noncovered loans	400,528	447,160	478,172	525,783	564,542
Covered loans	18,645	19,239	20,271	23,626	27,607
Allowance for loan losses, acquired loans	(12,185)	(12,629)	(11,837)	(12,059)	(11,949)
Net acquired loans	406,988	453,770	486,606	537,350	580,200
Net LHFI and acquired loans	7,133,024	6,829,677	6,829,161	6,917,203	6,843,717
Premises and equipment, net	196,558	196,220	198,039	200,781	200,474
Mortgage servicing rights	69,809	71,422	62,903	64,358	67,090
Goodwill	365,500	365,500	365,500	365,500	365,500
Identifiable intangible assets	30,129	32,042	31,250	33,234	35,357
Other real estate, excluding covered other real estate	83,955	90,748	90,175	92,509	97,037
Covered other real estate	2,865	3,755	4,794	6,060	4,146
FDIC indemnification asset	1,749	2,632	4,743	6,997	8,154
Other assets	551,694	551,319	540,977	568,685	564,234
Total assets	$12,390,276	$12,182,448	$12,179,164	$12,250,633	$12,096,316

Deposits:
Noninterest-bearing	$2,787,454	$2,819,171	$2,936,875	$2,748,635	$2,723,480
Interest-bearing	6,624,950	6,973,003	6,970,115	6,949,723	6,789,745
Total deposits	9,412,404	9,792,174	9,906,990	9,698,358	9,513,225
Fed funds purchased and repos	534,204	477,462	523,187	443,543	607,851
Short-term borrowings	709,845	201,744	50,570	425,077	316,666
Long-term FHLB advances	1,173	1,204	1,222	1,253	8,003
Subordinated notes	49,961	49,953	49,944	49,936	49,928
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	144,077	147,646	139,311	150,670	123,689
Total liabilities	10,913,520	10,732,039	10,733,080	10,830,693	10,681,218
Common stock	14,076	14,076	14,076	14,060	14,051
Capital surplus	360,494	359,533	358,583	356,244	354,251
Retained earnings	1,130,766	1,117,993	1,103,077	1,092,120	1,081,161
Accum other comprehensive
loss, net of tax	(28,580)	(41,193)	(29,652)	(42,484)	(34,365)
Total shareholders' equity	1,476,756	1,450,409	1,446,084	1,419,940	1,415,098
Total liabilities and equity	$12,390,276	$12,182,448	$12,179,164	$12,250,633	$12,096,316

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Interest and fees on LHFS & LHFI-FTE	$72,951	$71,546	$69,658	$70,775	$70,197	$214,155	$206,000
Interest and fees on acquired loans	11,607	12,557	15,078	13,500	23,200	39,242	63,236
Interest on securities-taxable	20,264	19,731	19,586	21,694	19,712	59,581	58,454
Interest on securities-tax exempt-FTE	1,609	1,688	1,789	1,814	1,845	5,086	5,677
Interest on fed funds sold and rev repos	2	2	-	3	9	4	20
Other interest income	392	392	393	384	386	1,177	1,140
Total interest income-FTE	106,825	105,916	106,504	108,170	115,349	319,245	334,527
Interest on deposits	3,147	3,204	3,247	3,382	3,606	9,598	11,941
Interest on fed funds pch and repos	205	179	143	184	180	527	366
Other interest expense	1,811	1,614	1,649	1,510	1,425	5,074	4,163
Total interest expense	5,163	4,997	5,039	5,076	5,211	15,199	16,470
Net interest income-FTE	101,662	100,919	101,465	103,094	110,138	304,046	318,057
Provision for loan losses, LHFI	2,514	1,033	1,785	(1,393)	3,058	5,332	2,604
Provision for loan losses, acquired loans	1,256	825	347	1,179	1,145	2,428	4,992
Net interest income after provision-FTE	97,892	99,061	99,333	103,308	105,935	296,286	310,461
Service charges on deposit accounts	12,400	11,920	11,085	12,514	12,743	35,405	36,157
Insurance commissions	9,906	9,401	8,616	7,831	9,240	27,923	25,637
Wealth management	7,790	7,758	7,990	8,460	8,038	23,538	23,883
Bank card and other fees	6,964	7,416	6,762	6,712	7,279	21,142	26,254
Mortgage banking, net	7,443	9,481	8,965	5,918	5,842	25,889	18,862
Other, net	1,470	(433)	(1,055)	596	(160)	(18)	18
Nonint inc-excl sec gains (losses), net	45,973	45,543	42,363	42,031	42,982	133,879	130,811
Security gains (losses), net	-	-	-	-	(89)	-	300
Total noninterest income	45,973	45,543	42,363	42,031	42,893	133,879	131,111
Salaries and employee benefits	58,270	57,393	57,169	57,159	56,675	172,832	169,535
Services and fees	14,691	15,005	14,121	14,401	14,489	43,817	42,197
Net occupancy-premises	6,580	6,243	6,191	6,632	6,817	19,014	19,836
Equipment expense	5,877	5,903	5,974	5,911	5,675	17,754	17,949
FDIC assessment expense	2,559	2,615	2,940	2,669	2,644	8,114	7,528
ORE/Foreclosure expense	3,385	921	1,115	3,240	930	5,421	8,081
Other expense	12,198	12,186	11,706	14,420	12,964	36,090	39,447
Total noninterest expense	103,560	100,266	99,216	104,432	100,194	303,042	304,573
Income before income taxes and tax eq adj	40,305	44,338	42,480	40,907	48,634	127,123	136,999
Tax equivalent adjustment	4,056	3,970	4,073	4,179	3,909	12,099	11,636
Income before income taxes	36,249	40,368	38,407	36,728	44,725	115,024	125,363
Income taxes	7,819	9,766	9,259	8,655	11,136	26,844	29,874
Net income	$28,430	$30,602	$29,148	$28,073	$33,589	$88,180	$95,489

Per share data
Earnings per share - basic	$0.42	$0.45	$0.43	$0.42	$0.50	$1.31	$1.42

Earnings per share - diluted	$0.42	$0.45	$0.43	$0.42	$0.50	$1.30	$1.41

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	67,557,395	67,556,825	67,525,791	67,445,721	67,439,788	67,546,786	67,429,973

Diluted	67,707,456	67,685,449	67,639,326	67,633,637	67,608,612	67,677,206	67,580,209

Period end shares outstanding	67,557,395	67,557,395	67,556,591	67,481,992	67,439,788	67,557,395	67,439,788

OTHER FINANCIAL DATA
Return on equity	7.68%	8.44%	8.23%	7.83%	9.43%	8.11%	9.18%
Return on average tangible equity	10.96%	12.05%	11.86%	11.40%	13.70%	11.62%	13.52%
Return on assets	0.92%	1.01%	0.97%	0.92%	1.10%	0.97%	1.06%
Interest margin - Yield - FTE	3.91%	3.99%	4.07%	4.05%	4.34%	3.99%	4.30%
Interest margin - Cost	0.19%	0.19%	0.19%	0.19%	0.20%	0.19%	0.21%
Net interest margin - FTE	3.72%	3.81%	3.88%	3.86%	4.14%	3.80%	4.09%
Efficiency ratio (1)	67.87%	66.00%	66.46%	69.16%	62.80%	66.78%	65.07%
Full-time equivalent employees	2,963	2,989	3,038	3,060	3,067

STOCK PERFORMANCE
Market value-Close	$23.17	$24.98	$24.28	$24.54	$23.04
Book value	$21.86	$21.47	$21.41	$21.04	$20.98
Tangible book value	$16.00	$15.58	$15.53	$15.13	$15.04

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2015 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Nonaccrual loans
Alabama	$1,306	$713	$902	$852	$852
Florida	7,444	7,892	8,179	11,091	10,986
Mississippi (2)	44,955	52,051	52,145	57,129	65,751
Tennessee (3)	4,911	5,468	4,197	5,819	5,901
Texas	2,515	2,314	11,585	4,452	4,824
Total nonaccrual loans	61,131	68,438	77,008	79,343	88,314
Other real estate
Alabama	23,822	21,849	21,795	21,196	24,256
Florida	30,374	31,059	34,746	35,324	36,608
Mississippi (2)	13,180	14,094	15,143	17,397	16,419
Tennessee (3)	9,840	9,707	10,072	10,292	11,347
Texas	6,739	14,039	8,419	8,300	8,407
Total other real estate	83,955	90,748	90,175	92,509	97,037
Total nonperforming assets	$145,086	$159,186	$167,183	$171,852	$185,351

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$9,224	$1,771	$1,413	$2,764	$3,839

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$15,165	$11,987	$7,584	$25,943	$24,979

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Beginning Balance	$71,166	$71,321	$69,616	$70,134	$66,648	$69,616	$66,448
Provision for loan losses	2,514	1,033	1,785	(1,393)	3,058	5,332	2,604
Charge-offs	(11,406)	(4,278)	(3,004)	(3,174)	(3,216)	(18,688)	(10,052)
Recoveries	3,333	3,090	2,924	4,049	3,644	9,347	11,134
Net (charge-offs) recoveries	(8,073)	(1,188)	(80)	875	428	(9,341)	1,082
Ending Balance	$65,607	$71,166	$71,321	$69,616	$70,134	$65,607	$70,134

PROVISION FOR LOAN LOSSES (4)
Alabama	$(70)	$623	$761	$283	$1,093	$1,314	$2,261
Florida	(1,430)	(1,168)	1,833	(66)	(147)	(765)	(5,660)
Mississippi (2)	4,221	2,046	(2,729)	(3,065)	4,679	3,538	9,539
Tennessee (3)	(1,050)	(483)	1,432	1,993	244	(101)	(948)
Texas	843	15	488	(538)	(2,811)	1,346	(2,588)
Total provision for loan losses	$2,514	$1,033	$1,785	$(1,393)	$3,058	$5,332	$2,604

NET CHARGE-OFFS (4)
Alabama	$163	$216	$144	$92	$172	$523	$311
Florida	(1,090)	539	(28)	(226)	(89)	(579)	(3,138)
Mississippi (2)	7,391	1,028	143	(880)	462	8,562	2,656
Tennessee (3)	448	105	(216)	325	48	337	134
Texas	1,161	(700)	37	(186)	(1,021)	498	(1,045)
Total net charge-offs (recoveries)	$8,073	$1,188	$80	$(875)	$(428)	$9,341	$(1,082)

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.47%	0.07%	0.00%	-0.05%	-0.03%	0.19%	-0.02%
Provision for loan losses/average loans	0.15%	0.06%	0.11%	-0.09%	0.19%	0.11%	0.06%
Nonperforming loans/total loans (incl LHFS)	0.88%	1.04%	1.17%	1.21%	1.37%
Nonperforming assets/total loans (incl LHFS)	2.08%	2.41%	2.55%	2.61%	2.87%
Nonperforming assets/total loans (incl LHFS) +ORE	2.06%	2.38%	2.51%	2.57%	2.82%
ALL/total loans (excl LHFS)	0.97%	1.10%	1.11%	1.08%	1.11%
ALL-commercial/total commercial loans	1.07%	1.30%	1.30%	1.23%	1.26%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.59%	0.61%	0.67%	0.69%
ALL/nonperforming loans	107.32%	103.99%	92.62%	87.74%	79.41%
ALL/nonperforming loans -
(excl impaired loans)	206.72%	192.60%	205.52%	180.95%	178.81%

CAPITAL RATIOS
Total equity/total assets	11.92%	11.91%	11.87%	11.59%	11.70%
Tangible equity/tangible assets	9.01%	8.93%	8.91%	8.62%	8.67%
Tangible equity/risk-weighted assets	12.24%	12.34%	12.34%	12.17%	12.24%
Tier 1 leverage ratio	10.09%	10.14%	9.99%	9.63%	9.54%
Tier 1 common risk-based capital ratio - BASEL I	-	-	-	12.75%	12.74%
Common equity tier 1 capital ratio - BASEL III	13.00%	13.28%	13.14%	-	-
Tier 1 risk-based capital ratio	13.66%	13.97%	13.83%	13.47%	13.47%
Total risk-based capital ratio	14.66%	15.07%	14.92%	14.56%	14.70%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$-	$-	$-	$100	$100
U.S. Government agency obligations
Issued by U.S. Government agencies	71,282	74,409	78,115	79,656	83,011
Issued by U.S. Government sponsored agencies	23,016	33,009	33,076	32,818	30,779
Obligations of states and political subdivisions	147,794	151,322	160,154	162,258	165,463
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	26,651	20,651	12,010	12,427	12,828
Issued by FNMA and FHLMC	177,411	185,651	195,470	204,441	213,420
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,630,402	1,662,476	1,646,710	1,661,833	1,603,138
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	279,609	290,398	225,826	189,334	221,641
Asset-backed securities and structured financial products	26,657	28,467	30,098	31,700	33,515
Total securities available for sale	$2,382,822	$2,446,383	$2,381,459	$2,374,567	$2,363,895

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$101,578	$101,374	$101,171	$100,971	$100,767
Obligations of states and political subdivisions	56,661	56,978	62,928	63,505	64,538
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	17,783	18,265	18,861	19,115	13,368
Issued by FNMA and FHLMC	10,669	10,965	11,341	11,437	11,816
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	808,763	838,989	842,827	834,176	836,966
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	182,986	163,590	147,426	141,481	142,185
Total securities held to maturity	$1,178,440	$1,190,161	$1,184,554	$1,170,685	$1,169,640

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At September 30, 2015, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $35.6 million ($22.0 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 94% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$785,472	$682,444	$691,657	$619,877	$580,794
Secured by 1-4 family residential properties	1,638,639	1,637,933	1,613,993	1,634,397	1,625,480
Secured by nonfarm, nonresidential properties	1,604,453	1,567,035	1,516,895	1,553,193	1,560,901
Other real estate secured	225,523	240,056	233,322	253,787	239,819
Commercial and industrial loans	1,270,277	1,219,684	1,228,788	1,270,350	1,246,753
Consumer loans	169,509	165,215	161,535	167,964	168,813
State and other political subdivision loans	677,539	574,265	614,330	602,727	585,382
Other loans	420,231	360,441	353,356	347,174	325,709
LHFI	6,791,643	6,447,073	6,413,876	6,449,469	6,333,651
Allowance for loan losses	(65,607)	(71,166)	(71,321)	(69,616)	(70,134)
Net LHFI	$6,726,036	$6,375,907	$6,342,555	$6,379,853	$6,263,517

ACQUIRED NONCOVERED LOANS BY TYPE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$45,299	$50,867	$51,363	$58,309	$64,808
Secured by 1-4 family residential properties	96,870	101,027	111,830	116,920	120,366
Secured by nonfarm, nonresidential properties	146,614	168,698	177,210	202,323	214,806
Other real estate secured	23,816	25,666	26,819	27,813	28,036
Commercial and industrial loans	57,748	73,732	81,261	88,256	103,185
Consumer loans	6,295	7,273	8,494	9,772	11,236
Other loans	23,886	19,897	21,195	22,390	22,105
Noncovered loans	400,528	447,160	478,172	525,783	564,542
Allowance for loan losses	(11,417)	(11,927)	(11,106)	(10,541)	(11,136)
Net noncovered loans	$389,111	$435,233	$467,066	$515,242	$553,406

ACQUIRED COVERED LOANS BY TYPE	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Loans secured by real estate:
Construction, land development and other land loans	$966	$904	$1,447	$1,197	$1,721
Secured by 1-4 family residential properties	10,546	11,080	11,200	13,180	14,114
Secured by nonfarm, nonresidential properties	5,363	5,206	5,844	7,672	8,270
Other real estate secured	1,511	1,622	1,469	1,096	2,949
Commercial and industrial loans	205	371	255	277	327
Consumer loans	-	-	-	-	-
Other loans	54	56	56	204	226
Covered loans	18,645	19,239	20,271	23,626	27,607
Allowance for loan losses	(768)	(702)	(731)	(1,518)	(813)
Net covered loans	$17,877	$18,537	$19,540	$22,108	$26,794

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	September 30, 2015
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$785,472	$113,462	$47,977	$285,193	$59,210	$279,630
Secured by 1-4 family residential properties	1,638,639	54,393	50,026	1,402,256	114,594	17,370
Secured by nonfarm, nonresidential properties	1,604,453	173,525	160,976	779,426	150,353	340,173
Other real estate secured	225,523	16,369	6,045	127,938	18,854	56,317
Commercial and industrial loans	1,270,277	84,285	23,601	743,301	174,987	244,103
Consumer loans	169,509	17,945	2,786	128,754	17,300	2,724
State and other political subdivision loans	677,539	45,794	26,537	485,911	22,760	96,537
Other loans	420,231	26,479	18,422	280,586	37,920	56,824
Loans	$6,791,643	$532,252	$336,370	$4,233,365	$595,978	$1,093,678

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$48,258	$6,169	$21,204	$14,662	$2,275	$3,948
Development	56,720	9,600	5,256	29,696	767	11,401
Unimproved land	98,485	9,034	10,774	43,899	19,675	15,103
1-4 family construction	145,319	25,036	9,466	67,776	2,087	40,954
Other construction	436,690	63,623	1,277	129,160	34,406	208,224
Construction, land development and other land loans	$785,472	$113,462	$47,977	$285,193	$59,210	$279,630

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$211,804	$41,172	$33,401	$79,163	$19,533	$38,535
Office	212,280	21,798	37,129	76,683	7,614	69,056
Nursing homes/assisted living	72,690	-	-	67,156	5,534	-
Hotel/motel	131,105	33,651	17,632	36,681	33,047	10,094
Industrial	45,719	6,942	5,182	11,060	4,019	18,516
Health care	25,650	2,156	633	22,850	11	-
Convenience stores	11,692	236	-	5,673	1,150	4,633
Other	169,471	8,765	19,451	79,492	3,652	58,111
Total income producing loans	880,411	114,720	113,428	378,758	74,560	198,945

Owner-occupied:
Office	115,817	8,810	17,631	58,575	8,961	21,840
Churches	92,300	4,298	2,744	46,011	29,513	9,734
Industrial warehouses	124,076	4,405	2,604	63,637	10,988	42,442
Health care	115,284	13,139	8,048	64,783	9,870	19,444
Convenience stores	71,276	5,302	3,966	47,006	2,859	12,143
Retail	35,182	2,419	5,706	20,415	3,619	3,023
Restaurants	63,194	1,910	1,853	23,412	3,417	32,602
Auto dealerships	12,653	8,272	117	2,988	1,276	-
Other	94,260	10,250	4,879	73,841	5,290	-
Total owner-occupied loans	724,042	58,805	47,548	400,668	75,793	141,228
Loans secured by nonfarm, nonresidential properties	$1,604,453	$173,525	$160,976	$779,426	$150,353	$340,173

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Securities – taxable	2.35%	2.33%	2.40%	2.59%	2.35%	2.36%	2.37%
Securities – nontaxable	4.18%	4.27%	4.29%	4.20%	4.20%	4.25%	4.26%
Securities – total	2.43%	2.42%	2.49%	2.67%	2.44%	2.44%	2.46%
Loans - LHFI & LHFS	4.27%	4.38%	4.31%	4.32%	4.36%	4.32%	4.47%
Acquired loans	10.46%	10.43%	11.62%	9.38%	14.98%	10.87%	12.11%
Loans - total	4.65%	4.79%	4.85%	4.73%	5.29%	4.76%	5.24%
FF sold & rev repo	0.68%	1.44%	0.00%	0.94%	0.84%	0.82%	0.60%
Other earning assets	2.66%	3.81%	3.44%	3.16%	3.66%	3.23%	3.98%
Total earning assets	3.91%	3.99%	4.07%	4.05%	4.34%	3.99%	4.30%

Interest-bearing deposits	0.18%	0.18%	0.19%	0.20%	0.21%	0.19%	0.22%
FF pch & repo	0.15%	0.14%	0.14%	0.14%	0.13%	0.15%	0.12%
Other borrowings	1.11%	2.68%	1.81%	1.20%	1.88%	1.61%	2.50%
Total interest-bearing liabilities	0.26%	0.26%	0.26%	0.26%	0.27%	0.26%	0.28%

Net interest margin	3.72%	3.81%	3.88%	3.86%	4.14%	3.80%	4.09%
Net interest margin excluding acquired loans	3.43%	3.49%	3.47%	3.54%	3.47%	3.47%	3.52%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin excluding acquired loans decreased 6 basis points during the third quarter of 2015 primarily due to declining yields on loans held for investment and loans held for sale.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $479 thousand and $583 thousand for the quarters ended September 30, 2015 and 2014, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Mortgage servicing income, net	$4,906	$4,696	$4,897	$4,814	$4,674	$14,499	$13,805
Change in fair value-MSR from runoff	(2,636)	(2,587)	(2,213)	(1,999)	(2,364)	(7,436)	(6,567)
Gain on sales of loans, net	4,479	5,114	3,716	2,910	3,272	13,309	7,860
Other, net	215	206	1,245	132	(323)	1,666	772
Mortgage banking income before hedge ineffectiveness	6,964	7,429	7,645	5,857	5,259	22,038	15,870
Change in fair value-MSR from market changes	(4,141)	6,076	(2,368)	(4,142)	700	(433)	(3,061)
Change in fair value of derivatives	4,620	(4,024)	3,688	4,203	(117)	4,284	6,053
Net positive hedge ineffectiveness	479	2,052	1,320	61	583	3,851	2,992
Mortgage banking, net	$7,443	$9,481	$8,965	$5,918	$5,842	$25,889	$18,862

During the first quarter of 2015, Trustmark exercised its option to repurchase approximately $28.5 million of delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are subject to guarantees by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6). The transaction resulted in a gain of $304 thousand, which was recorded during the first quarter of 2015 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Partnership amortization for tax credit purposes	$(2,083)	$(2,480)	$(2,472)	$(2,806)	$(3,006)	$(7,035)	$(9,018)
Increase (decrease) in FDIC indemnification asset	82	(1,798)	(970)	(735)	(452)	(2,686)	(2,139)
Increase in life insurance cash surrender value	1,687	1,673	1,675	1,693	1,702	5,035	5,647
Other miscellaneous income	1,784	2,172	712	2,444	1,596	4,668	5,528
Total other, net	$1,470	$(433)	$(1,055)	$596	$(160)	$(18)	$18

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the third quarter of 2015, other noninterest income included a net upward adjustment of the FDIC indemnification asset of $82 thousand on acquired covered loans and covered other real estate obtained from the Heritage Banking Group as a result of declines in loan pay-offs and real estate sales as well as an increase in writedowns of other real estate when compared to the second quarter of 2015.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):
	Quarter Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Loan expense	$3,416	$3,342	$2,721	$3,312	$3,070	$9,479	$9,641
Amortization of intangibles	1,942	1,959	1,991	2,123	2,150	5,892	6,633
Other miscellaneous expense	6,840	6,885	6,994	8,985	7,744	20,719	23,173
Total other expense	$12,198	$12,186	$11,706	$14,420	$12,964	$36,090	$39,447

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2015 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,469,255	$1,454,501	$1,436,969	$1,422,268	$1,412,857	$1,453,693	$1,391,085
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)	(365,500)	(367,880)
	Identifiable intangible assets		(31,144)	(30,385)	(32,398)	(34,411)	(36,553)	(31,304)	(38,743)
Total average tangible equity			$1,072,611	$1,058,616	$1,039,071	$1,022,357	$1,010,804	$1,056,889	$984,462

PERIOD END BALANCES
Total shareholders' equity			$1,476,756	$1,450,409	$1,446,084	$1,419,940	$1,415,098
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(30,129)	(32,042)	(31,250)	(33,234)	(35,357)
Total tangible equity		(a)	$1,081,127	$1,052,867	$1,049,334	$1,021,206	$1,014,241

TANGIBLE ASSETS
Total assets			$12,390,276	$12,182,448	$12,179,164	$12,250,633	$12,096,316
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(30,129)	(32,042)	(31,250)	(33,234)	(35,357)
Total tangible assets		(b)	$11,994,647	$11,784,906	$11,782,414	$11,851,899	$11,695,459

Risk-weighted assets		(c)	$8,831,355	$8,530,144	$8,503,102	$8,387,799	$8,287,608

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income			$28,430	$30,602	$29,148	$28,073	$33,589	$88,180	$95,489
Plus:	Intangible amortization net of tax		1,199	1,210	1,229	1,312	1,328	3,638	4,098
Net income adjusted for intangible amortization			$29,629	$31,812	$30,377	$29,385	$34,917	$91,818	$99,587

Period end common shares outstanding		(d)	67,557,395	67,557,395	67,556,591	67,481,992	67,439,788

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)			10.96%	12.05%	11.86%	11.40%	13.70%	11.62%	13.52%
Tangible equity/tangible assets		(a)/(b)	9.01%	8.93%	8.91%	8.62%	8.67%
Tangible equity/risk-weighted assets		(a)/(c)	12.24%	12.34%	12.34%	12.17%	12.24%
Tangible book value		(a)/(d)*1,000	$16.00	$15.58	$15.53	$15.13	$15.04

TIER 1 COMMON RISK-BASED CAPITAL - BASEL I
Total shareholders' equity						$1,419,940	$1,415,098
Eliminate qualifying AOCI						42,484	34,365
Qualifying tier 1 capital						60,000	60,000
Disallowed goodwill						(365,500)	(365,500)
Adj to goodwill allowed for deferred taxes						15,855	15,503
Other disallowed intangibles						(33,234)	(35,357)
Disallowed servicing intangible						(6,436)	(6,709)
Disallowed deferred taxes						(3,479)	(1,234)
Total tier 1 capital						1,129,630	1,116,166
Less:	Qualifying tier 1 capital					(60,000)	(60,000)
Total tier 1 common capital		(e)				$1,069,630	$1,056,166

Tier 1 common risk-based capital ratio		(e)/(c)				12.75%	12.74%

COMMON EQUITY TIER 1 CAPITAL (CET1) - BASEL III
Total shareholders' equity			$1,476,756	$1,450,409	$1,446,084
AOCI-related adjustments			28,580	41,193	29,652
CET1 adjustments and deductions:
	Goodwill net of associated deferred tax liabilities (DTLs)		(348,587)	(348,940)	(349,292)
	Other adjustments and deductions for CET1 (2)		(8,888)	(9,568)	(9,104)
	CET1 capital	(f)	1,147,861	1,133,094	1,117,340
	Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000
	Less: additional tier 1 capital deductions		(1,287)	(1,571)	(1,762)
	Additional tier 1 capital		58,713	58,429	58,238
	Tier 1 capital		$1,206,574	$1,191,523	$1,175,578

Common equity tier 1 capital ratio		(f)/(c)	13.00%	13.28%	13.14%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

Trustmark
Banking and Financial Solutions

Third Quarter 2015 Financial Results
October 27, 2015

TRMK Corporate Office

Building a Premier Regional Financial Services Organization

Third Quarter 2015 Financial Results October 27, 2015 Building a Premier Regional Financial Services Organization

Forward–Looking Statements * Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Third Quarter Highlights * Source: Company reports Financial performance reflects value of Trustmark’s diversified financial services businesses, resulting in Q3-15 EPS of $0.42 At September 30, 2015: Total Assets $12.4 billion Total Loans (HFI & Acquired) $7.2 billion Total Deposits $9.4 billion Banking Centers 200 Q3-15: Net Income $28.4 million EPS – Diluted $0.42 Dividends / Share $0.23 ROATE 10.96% ROAA 0.92% Tangible Equity / Tangible Assets 9.01% Total Risk-Based Capital Ratio 14.66% Profitable Revenue Generation Loans held for investment increased $344.6 million, or 5.3%, from the prior quarter and $458.0 million, or 7.2%, year-over-year Revenue remained stable from the prior quarter as growth in earning assets helped to partially offset pressures of low interest rate environment Complementary fee-income businesses led to stable linked-quarter noninterest income of $46.0 million Performance of acquired loans continued to exceed expectations, providing capital to support additional growth Process Improvement and Expense Management Introduction of new consumer mobile banking platform, myTrustmark℠, has been very well received; encouraged by the opportunities this platform, and others, may present for the Trustmark franchise Continued realignment of branch network – opened one office while consolidating two offices during the third quarter Credit Quality Continued solid credit performance; criticized and classified loan balances declined relative to the prior quarter and same period in the prior year Nonperforming assets declined 8.9% linked quarter and 21.7% year-over-year

Attractive, Low-Cost Deposit Base

Deposit Mix – Average Balance

($ in millions)

$9,696
$9,533
$9,768
$9,776
$9,531
29%
29%
28%
28%
29%
71%
71%
72%
72%
71%
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Interest-bearing
Noninterest-bearing

Cost of Deposits	0.15%	0.14%	0.13%	0.13%	0.13%

Deposit Mix by Type – Q3-15 Ending Balance

($ in millions)

Time Deposits $1,758
19%
Nonint.-Bearing DDA $2,788
30%
Savings $704
7%
16%
MMDA $1,510
28%
Interest Checking $2,652

Total Deposits at September 30, 2015 – $9,412

Source: Company reports

4

Trustmark Banking and Financial Solutions

Total Deposits at September 30, 2015 – $9,412 Source: Company reports Attractive, Low-Cost Deposit Base ($ in millions) ($ in millions) Cost of Deposits 0.15% 0.14% 0.13% 0.13% 0.13% Strength of franchise reflected by low cost of deposits, with nearly 60% of deposits in checking accounts Average deposits in the third quarter totaled $9.5 billion; cost of deposits of 13 bps Noninterest-bearing deposits represented 29.1% of average deposits in the third quarter Well diversified deposit base serves as an excellent, low-cost source of funds Deposit Mix – Average Balance Deposit Mix by Type – Q3-15 Ending Balance Noninterest-bearing 29% 29% 28% 28% 29% Interest-bearing 71% 71% 72% 72% 71% 30% 28% 16% 19% 7% *

Credit Risk Management

Continued solid credit performance

Other Real Estate

($ in millions)

$97
$93
$90
$91
$84
Dollar Change:
($4)
($3)
$1
($7)
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

ALL / Nonperforming Loans (excl. Impaired Loans)

178.81%
180.95%
205.52%
192.60%
206.72%
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

Source: Company reports

5

Trustmark Banking and Financial Solutions

Credit Risk Management Source: Company reports Note: Credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement ($ in millions) Criticized loan balances declined 1.5% from the prior quarter and 22.0% from the same quarter one year earlier; classified loan balances declined 9.9% linked quarter and 20.3% year-over-year Nonperforming assets decreased $14.1 million, or 8.9%, from the prior quarter and $40.3 million, or 21.7%, year-over-year The linked-quarter and year-over-year reduction in nonperforming assets was driven by both a reduction in balances of nonaccrual loans and total other real estate Allowance for loan losses represented 206.72% of nonperforming loans, excluding impaired loans Other Real Estate ALL / Nonperforming Loans (excl. Impaired Loans) * Continued solid credit performance Dollar Change: ($4) ($3) $1 ($7)

Legacy Loan Portfolio

Continued focus on profitable, credit-disciplined loan growth

Legacy Loans – Dollar Growth by Type

($ in millions)

Type	9/30/15 Balance	Change: Linked Quarter	Change: Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 785	$ 102	$ 204
Secured by 1-4 family residential prop.	1,639	1	14
Secured by nonfarm, nonresidential prop.	1,604	37	43
Other real estate secured	226	(14)	(14)
Commercial and industrial loans	1,270	50	23
Consumer loans	170	5	1
State and other political subdivision loans	678	104	92
Other loans	420	60	95
Loans HFI	$ 6,792	$ 345	$ 458

Loans HFI

($ in millions)

$6,334
$6,449
$6,414
$6,447
$6,792
Dollar Change:
$115
($35)
$33
$345
Q3-14
Q4-14
Q1-15
Q2-15
Q3-15

Source: Company reports

6

Trustmark Banking and Financial Solutions

Legacy Loan Portfolio Legacy Loans – Dollar Growth by Type ($ in millions) * Source: Company reports Total loans (acquired and held for investment) expanded $297.3 million, or 4.3%, from the prior quarter Loans held for investment (“HFI”) increased 5.3% to $6.8 billion from the prior quarter; year-over-year, loans HFI increased 7.2% Growth in Mississippi, Alabama, Texas and Tennessee, was partially offset by reductions in Florida Linked-quarter increase in construction, land development and other land loans was primarily driven by growth in construction loans Trustmark had total energy sector exposure of $424.5 million with outstanding balances of $207.0 million at September 30, 2015; Trustmark has no loan exposure where the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves ($ in millions) Loans HFI Dollar Change: $115 ($35) $33 $345 Continued focus on profitable, credit-disciplined loan growth

Acquired Loan Portfolio

Performance of acquired loans

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q3-14	Q4-14	Q1-15	Q2-15	Q3-15
Acq. loan accretion / int.	$ 14,462	$ 11,509	$ 11,195	$ 8,975	$ 6,844
Acq. recoveries	8,738	1,991	3,883	3,582	4,763
Interest income on acq. loans	$ 23,200	$ 13,500	$ 15,078	$ 12,557	$ 11,607
Provision for acq. loan losses	$ 1,145	$ 1,179	$ 347	$ 825	$ 1,256
Net acq. loan contribution [1]	$ 22,055	$ 12,321	$ 14,731	$ 11,732	$ 10,351
Acq. loan yield	9.34%	8.00%	8.63%	7.46%	6.17%
Acq. loan recoveries yield	5.64%	1.38%	2.99%	2.97%	4.29%
Total yield on acq. loans	14.98%	9.38%	11.62%	10.43%	10.46%

Acquired Loans

($ in millions)

$592
$549
$498
$466
$419
Dollar Change:
($43)
($51)
($32)
($47)
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

Source: Company reports

Accretable Yield

($ in millions)

$83
$77
$70
$64
$56
Dollar Change:
($6)
($7)
($6)
($8)
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

7

Trustmark
Banking and Financial Solutions

Performance of acquired loans Source: Company reports ($ in millions) Acquired Loan Portfolio Acquired Loans Acquired loan yield in the third quarter totaled 10.46% and included recoveries from settlement of debt of $4.8 million, which represented approximately 4.29% of the total yield on acquired loans We expect the yield on acquired loans (excl. recoveries) for the fourth quarter to be in the 5.5% - 6.5% range, reflecting our most recent re-estimation of cash flows Based upon most recent cash flow analyses, acquired loan balances (excl. any settlement of debt) are anticipated to decline approximately $30 to $40 million during the fourth quarter Accretable Yield ($ in millions) Dollar Change: ($43) ($51) Interest Income & Impairment – Acquired Loans (1) Net interest income on acquired loans - Provision for acquired loan losses * ($32) ($47) ($ in thousands) Dollar Change: ($6) ($7) ($6) ($8)

Income Statement Highlights – Revenue

Net Interest Income – FTE

($ in millions)
$110
$103
$101
$101
$102
$23
$14
$15
$13
$12
$87
$89
$86
$88
$90
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Net Interest Margin

4.14%
3.47%
3.86%
3.54%
3.88%
3.47%
3.81%
3.49%
3.72%
3.43%
Q3 - 14
Q4 - 14(1)
Q1 - 15
Q2 - 15
Q3 - 15
NIM
NIM (excl. acquired loans)

Noninterest Income

($ in millions)	Q3-15	% of Total	Linked Quarter Change	
Service charges on deposit accounts	$ 12.4	27%	$ 0.5	4.0%
Insurance commissions	9.9	22%	0.5	5.4%
Wealth management	7.8	17%	0.0	0.4%
Bank card and other fees	7.0	15%	(0.4)	(6.1%)
Mortgage banking, net	7.4	16%	(2.1)	(21.5%)
Other, net	1.5	3%	1.9	n/m
Total Noninterest Income	$ 46.0	100%	$ 0.4	0.9%

8

Trustmark
Banking and Financial Solutions

Income Statement Highlights – Revenue Revenue remained stable from the prior quarter at $143.6 million Net Interest Income – FTE Net Interest Margin Noninterest Income ($ in millions) * Net Interest Income on Acq. Loans Net Interest Income (excl. Acq. Loans) Source: Company reports Note: n/m – percentage changes greater than + / - 100% are considered not meaningful (1) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.46% (1) ($ in millions) Net interest income (FTE) remained relatively stable to the prior quarter at $101.7 million Diverse portfolio of complementary business lines helped to partially offset seasonal and cyclical activity Insurance posted another quarter of solid results, reflecting growth in the commercial property and casualty line of business as well as seasonal factors Mortgage loan production for the quarter totaled $420.4 million, up 0.8% from the prior quarter and 21.7% from the same period one year earlier

Income Statement Highlights – Noninterest Expense

Routine noninterest expense remained well-controlled

Noninterest Expense

($ in millions)

$100
$3
$97
$104
$5
$99
$99
$3
$96
$100
$3
$97
$104
$6
$98
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Full-time Equivalent Employees

(actual figures presented)

3,067
3,060
3,038
2,989
2,963
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Full-time Equivalent Employees

Source: Company reports

9

Trustmark
Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense Source: Company reports Routine noninterest expense remained well-controlled Excluding ORE and intangible amortization of $5.3 million, noninterest expense in the third quarter totaled $98.2 million, an increase of 0.9% from the prior quarter Salaries and benefits increased $877 thousand, or 1.5%, from the prior quarter because of increased commissions from seasonal insurance renewals as well as expanded mortgage loan production ORE and foreclosure expense increased $2.5 million during the quarter because of a decreased benefit from gains on sale of ORE as well as increased write-downs Continued optimization of branch network – opened a new office in Gulfport, Mississippi, while consolidating two offices in Florida and Texas Noninterest Expense ($ in millions) * Full-time Equivalent Employees (actual figures presented) Noninterest Expense (excl. ORE and Intangible Amortization) ORE/Intangible Amortization

Capital Management

Tangible Equity/Tangible Assets

8.67%
8.62%
8.91%
8.93%
9.01%
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

Tier 1 Common Risk-based Capital Ratio

12.74%
12.75%
13.14%
13.28%
13.00%
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

Total Risk-based Capital Ratio

14.70%
14.56%
14.92%
15.07%
14.66%
Q3 - 14
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15

Source: Company reports

10

Trustmark
Banking and Financial Solutions

Capital Management Source: Company reports Tangible equity to tangible assets ratio was 9.01%, while the total risk-based capital ratio was 14.66% in the third quarter Solid capital base provides the opportunity to support growth in an improving economy Solid capital position reflects consistent profitability of diversified financial services businesses * Tangible Equity / Tangible Assets Tier 1 Common Risk-based Capital Ratio Total Risk-based Capital Ratio

Profitable revenue generation Create and expand customer relationships Loan growth Noninterest income – deposit services, wealth management, insurance and mortgage banking Business development and cross-selling Process improvement and expense management Performance Measurement Market Optimization Capital and Expense Management Leverage existing infrastructure investments Enterprise-wide analytics system Network operations center Cybersecurity and fraud detection system Strategic Priorities to Enhance Shareholder Value * Credit quality Maintain disciplined underwriting and pricing Resolution of existing problem assets Effective risk management Ensure regulatory compliance Create value-added proposition, while managing businesses more effectively Mergers and acquisitions In-market consolidation Expand to additional attractive markets Patience and discipline